NETSTREIT REPORTS THIRD QUARTER 2020 FINANCIAL AND OPERATING RESULTS
– Reports Net Loss of $0.11 and Adjusted Funds from Operations (“AFFO”) of $0.21 per share –
– Collected 100.0% of October Rents as Contemplated in Original Leases –
– Collected 98.1% of Third Quarter Rents as Contemplated in Original Leases –
– Completed Approximately $103 Million of Acquisitions –
– Raised Net Proceeds of $227.3 million through Initial Public Offering –

Dallas TX – October 29, 2020 – NETSTREIT (NYSE: NTST) (the “Company”), today announced financial and operating results for the third quarter ended September 30, 2020.

“Having accessed the public equity markets through our initial public offering in August, we are very pleased with our initial financial and operating results as a public company. We believe our high quality, diversified investment grade rated and defensive retail oriented portfolio provides strong performance through various economic conditions, including today’s COVID-impacted environment, as proven by our rent collections, which are among the highest in the net lease peer group,” said Mark Manheimer, Chief Executive Officer of NETSTREIT. “With a highly capable team, a scalable platform and a low-leverage balance sheet, we believe NETSTREIT is well positioned to offer an attractive combination of yield and cash flow growth to shareholders as we look ahead to 2021 and beyond.”

THIRD QUARTER 2020 HIGHLIGHTS

•Reported net loss per share of $0.11, Core Funds from Operations (“Core FFO”) per share of $0.151 and AFFO per share of $0.211 per share (see non-GAAP reconciliation attached)
•Prior to giving any consideration to deferral or abatement arrangements granted as a result of COVID, the Company collected 100.0% of September rent payments, bringing total third quarter rent collections to 98.1%
•The Company has collected 100.0% of October rent payments

PORTFOLIO UPDATE

As of September 30, 2020, the NETSTREIT portfolio was comprised of 189 properties, contributing $38.9 million of annualized base rent2, with a weighted-average remaining lease term of 11.1 years, of which 68.0% were investment grade rated tenants and 6.4% were tenants with investment grade profiles (unrated tenants with more than $1.0 billion in annual sales and a debt to adjusted EBITDA ratio of less than 2.0x). The portfolio was 100.0% occupied as of September 30, 2020.

INVESTMENT ACTIVITY

During the quarter ended September 30, 2020, the Company invested approximately $103 million in 30 properties at an initial cash capitalization rate of 6.5%. Acquisitions completed during the quarter had a weighted-average remaining lease term of 10.9 years, and 100.0% are occupied by investment grade rated tenants.
Over the same period, the Company sold one property for total proceeds of $1.9 million. The cash capitalization rate on the property was 10.4%.
This transaction activity enhanced tenant diversification, including reducing ABR exposure from the Company’s largest tenant (7-Eleven) from 13.6% to 11.3%. Additionally, this transaction activity enhanced the Company’s geographic diversity by adding properties in three new states to the portfolio.

CAPITAL MARKETS ACTIVITY

On August 13, 2020, the Company completed its IPO and issued 13,936,829 common shares at $18.00 per share, including the partial exercise of the underwriters’ option to purchase additional shares, raising aggregate net proceeds to the Company of approximately $227.3 million after deducting the underwriting discount and offering expenses. In connection with the IPO, the Company repaid $50 million outstanding under the Company’s line of credit.
In September, the Company completed a $175 million LIBOR swap to hedge floating rate exposure on the entire balance of the Company’s term loan at an effective rate of 21 bps.

BALANCE SHEET AND LIQUIDITY

At quarter end, total debt outstanding was $175 million, with a weighted average term of 4.2 years and a quarter end contractual interest rate, including the impact of the fixed rate swap, of 1.46%. 100% of the Company’s debt was at a fixed rate and the Company’s net debt to annualized adjusted EBITDA ratio was 1.4x. Additionally, the cash balance was $137 million, and the $250 million revolving line of credit was fully undrawn.

DIVIDEND

On October 27, 2020, the Company’s Board of Directors declared a quarterly cash dividend of $0.20 per share for the fourth quarter of 2020, which will be paid on December 15, 2020 to shareholders of record on December 1, 2020.

EARNINGS WEBCAST AND CONFERENCE CALL

A conference call will be held on Friday, October 30, 2020 at 10:00 AM ET. During the conference call the Company’s officers will review third quarter performance, discuss recent events, and conduct a question and answer period.
The webcast will be accessible on the “Investor Relations” section of the Company’s website at www.NETSTREIT.com. To listen to the live webcast, please go to the site at least fifteen minutes prior to the scheduled start time to register, as well as download and install any necessary audio software. A replay of the webcast will be available for 90 days on the Company’s website shortly after the call.
The conference call can also be accessed by dialing 1-877-451-6152 for domestic callers or 1-201-389-0879 for international callers. A dial-in replay will be available starting shortly after the call until November 6, 2020, which can be accessed by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for this dial-in replay is 13711343.

SUPPLEMENTAL PACKAGE

The Company’s supplemental package will be available prior to the conference call in the Investor Relations section of the Company’s website at www.investors.netstreit.com.

About NETSTREIT

NETSTREIT is an internally managed Real Estate Investment Trust (REIT) based in Dallas, Texas that specializes in acquiring single-tenant net lease retail properties nationwide. The growing portfolio consists of high-quality properties leased to e-commerce resistant tenants with healthy balance sheets. Led by a management team of seasoned commercial real estate executives, NETSTREIT’s strategy is to create the highest quality net lease retail portfolio in the country with the goal of generating consistent cash flows and dividends for its investors.

Investor Relations
ir@netstreit.com
972-597-4825

(1) Per share amounts include weighted average common shares of 18,825,389 and weighted average operating partnership units of 4,310,286 for the three-months ended September 30, 2020.

(2) Annualized base rent, or ABR, is calculated by multiplying (i) cash rental payments (a) for the month following the period shown plus (b) for properties under development, the first full month's permanent cash rent contractually due after the development period by (ii) 12.

NON-GAAP FINANCIAL MEASURES

This press release contains non-GAAP financial measures, including FFO, Core FFO, AFFO, EBITDA, EBITDAre, Adjusted EBITDAre, NOI, and Cash NOI. A reconciliation from net loss available to common shareholders to each non-GAAP financial measure, and definitions of each non-GAAP measure, are included below.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements concerning our business and growth strategies, investment, financing and leasing activities and trends in our business, including trends in the market for single-tenant, retail commercial real estate. Words such as “expects,” “anticipates,” “intends,” “plans,” “likely,” “will,” “believes,” “seeks,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results of operations or plans expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore such statements included in this press release may not prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. For a further discussion of these and other factors that could impact future results, performance or transactions, see the information under the heading “Risk Factors” in our prospectus dated August 13, 2020, relating to our initial public offering, filed with the Securities and Exchange Commission (the “SEC”) on August 14, 2020 and other reports filed with the SEC from time to time.  Forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release. New risks and uncertainties may arise over time and it is not possible for us to predict those events or how they may affect us. Many of the risks identified herein and in our periodic reports have been and will continue to be heightened as a result of the ongoing and numerous adverse effects arising from the novel coronavirus (COVID-19). We expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in our expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required by law.

NETSTREIT CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)
(Unaudited)

	September 30, 2020	December 31, 2019
Assets
Real estate, at cost:
Land	$168,214	$83,996
Buildings and improvements	320,684	140,057
Total real estate, at cost	488,898	224,053
Less accumulated depreciation	(6,703)	(132)
Real estate held for investment, net	482,195	223,921
Assets held for sale	32,599	8,532
Cash, cash equivalents and restricted cash	137,010	169,319
Acquired lease intangible assets, net	67,459	28,846
Other assets, net	6,006	3,304
Total assets	$725,269	$433,922
Liabilities and equity
Liabilities:
Term loan, net	$174,048	$173,913
Lease intangible liabilities, net	16,645	4,672
Liabilities related to assets held for sale	919	189
Accounts payable, accrued expenses and other liabilities	4,950	2,716
Total liabilities	196,562	181,490
Commitments and contingencies
Equity:
Shareholders’ equity
Common stock, $0.01 par value, 400,000,000 shares authorized; 25,734,474 and 8,860,760 shares issued and outstanding; as of September 30, 2020 and December 31, 2019, respectively	257	89
Additional paid-in capital	452,911	164,416
(Deficit)/Retained earnings	(5,984)	28
Accumulated other comprehensive loss	(110)	—
Total shareholders’ equity	447,074	164,533
Noncontrolling interests	81,633	87,899
Total equity	528,707	252,432
Total liabilities and equity	$725,269	$433,922

NETSTREIT CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except share and per share data)
(Unaudited)

	Successor	Predecessor	Successor	Predecessor
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues
Rental revenue (including reimbursable)	$9,652	$4,786	$22,277	$16,203
Operating expenses
Property	624	293	1,344	853
General and administrative	4,109	956	7,841	2,915
Depreciation and amortization	4,692	2,660	10,153	8,065
Provisions for impairment	363	2,839	1,773	6,268
Transaction costs	1,241	3	2,969	76
Total operating expenses	11,029	6,751	24,080	18,177
Other income (expense)
Interest expense, net	(1,018)	(2,449)	(3,815)	(8,349)
Gain on sales of real estate	54	1,674	1,070	5,773
Gain on forfeited earnest money deposit	—	—	250	—
Total other expense	(964)	(775)	(2,495)	(2,576)
Net loss	(2,341)	(2,740)	(4,298)	(4,550)
Net loss attributable to noncontrolling interests	(263)	—	(799)	—
Net loss attributable to common shareholders	(2,078)	(2,740)	(3,499)	(4,550)
Cumulative preferred stock dividends and redemption premium	36	—	42	—
Net loss attributable to common shareholders	$(2,114)	$(2,740)	$(3,541)	$(4,550)
Amounts available to common shareholders per common share:
Basic	$(0.11)	N/A	$(0.26)	N/A
Diluted	$(0.11)	N/A	$(0.26)	N/A
Weighted average common shares:
Basic	18,825,389	N/A	13,771,457	N/A
Diluted	18,825,389	N/A	13,771,457	N/A
Other comprehensive loss:
Net loss	$(2,341)	$(2,740)	$(4,298)	$(4,550)
Unrealized (loss) gain on derivatives, net	(128)	—	(128)	55
Total comprehensive loss	(2,469)	(2,740)	(4,426)	(4,495)
Comprehensive loss attributable to noncontrolling interests	(281)	—	(817)	—
Comprehensive loss attributable to common shareholders	$(2,188)	$(2,740)	$(3,609)	$(4,495)

NETSTREIT CORP. AND SUBSIDIARIES
RECONCILIATION OF NET LOSS TO FFO, CORE FFO AND ADJUSTED FFO
(in thousands, except share and per share data)
(Unaudited)

	Successor	Predecessor	Successor	Predecessor
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(Unaudited)
Net loss	$(2,341)	$(2,740)	$(4,298)	$(4,550)
Depreciation and amortization of real estate	4,614	2,660	9,926	8,065
Provision for impairment	363	2,839	1,773	6,268
Gain on sale of real estate	(54)	(1,674)	(1,070)	(5,773)
FFO	$2,582	$1,085	$6,331	$4,010
Adjustments:
Gain on forfeited earnest money deposit	—	—	(250)	—
144A and IPO transaction costs (1)	891	—	2,170	—
Core FFO	$3,473	$1,085	$8,251	$4,010
Adjustments:
Straight-line rental revenue	(387)	296	(1,417)	688
Amortization of deferred financing costs	157	276	464	775
Amortization of above/below market lease intangibles	(219)	105	(340)	486
Non-cash compensation expense	1,753	—	1,753	—
AFFO	$4,777	$1,762	$8,711	$5,958

Three Months Ended September 30, 2020
Weighted average common shares, basic and diluted	18,825,389
Weighted average operating partnership units	4,310,286
23,135,675

Core FFO per share	$0.15
AFFO per share	$0.21

RECONCILIATION OF NET LOSS TO EBITDA, EBITDAre AND ADJUSTED EBITDAre
(in thousands, except share and per share data)
(Unaudited)

	Successor	Predecessor	Successor	Predecessor
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(Unaudited)
Net loss	$(2,341)	$(2,740)	$(4,298)	$(4,550)
Depreciation and amortization of real estate	4,614	2,660	9,926	8,065
Amortization of above/below market lease intangibles	(219)	105	(340)	486
Non-real estate depreciation and amortization	77	—	228	—
Interest expense, net	1,018	2,449	3,815	8,349
EBITDA	$3,149	$2,474	$9,331	$12,350
Adjustments:
Provision for impairments	363	2,839	1,773	6,268
Gain on sale of real estate	(54)	(1,674)	(1,070)	(5,773)
EBITDAre	$3,458	$3,639	$10,034	$12,845
Adjustments:
Straight-line rental revenue	(387)	296	(1,417)	688
Gain on forfeited earnest money deposit	—	—	(250)	—
144A and IPO transaction costs (1)	891	—	2,170	—
Non-cash compensation expense	1,753	—	1,753	—
Adjusted EBITDAre	$5,715	$3,935	$12,290	$13,533

RECONCILIATION OF NET LOSS TO NOI AND CASH NOI
(in thousands, except share and per share data)
(Unaudited)

	Successor	Predecessor	Successor	Predecessor
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(Unaudited)
Net loss	$(2,341)	$(2,740)	$(4,298)	$(4,550)
General and administrative	4,109	956	7,841	2,915
Depreciation and amortization	4,692	2,660	10,153	8,065
Provisions for impairment	363	2,839	1,773	6,268
Transaction costs	1,241	3	2,969	76
Interest expense, net	1,018	2,449	3,815	8,349
Gain on sales of real estate	(54)	(1,674)	(1,070)	(5,773)
Gain on forfeited earnest money deposit	—	—	(250)	—
NOI	$9,028	$4,493	$20,933	$15,350
Straight-line rental revenue	(387)	296	(1,417)	688
Amortization of above/below market lease intangibles	(219)	105	(340)	486
Cash NOI	$8,422	$4,894	$19,176	$16,524

NON-GAAP FINANCIAL MEASURES

FFO, Core FFO and AFFO

FFO is a non-GAAP financial measure defined by NAREIT as net income (computed in accordance with GAAP), excluding real estate-related expenses including, but not limited to, gains (losses) from sales, impairment adjustments, and depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Our calculation of FFO is consistent with FFO as defined by NAREIT.

Core FFO is a non-GAAP financial measure defined as FFO adjusted for gains from forfeited earnest money deposits and non-recurring public company costs. We believe the presentation of Core FFO provides investors with a metric to assist in their evaluation of our operating performance across multiple periods because it removes the effect of unusual and non-recurring items that are not expected to impact our operating performance on an ongoing basis.
AFFO is a non-GAAP financial measure defined as Core FFO adjusted for GAAP net income related to non-cash revenues and expenses, such as straight-line rent, amortization of above- and below-market lease-related intangibles, non-cash compensation expense, and amortization of deferred financing costs.
Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. In fact, real estate values historically have risen or fallen with market conditions. FFO is intended to be a standard supplemental measure of operating performance that excludes historical cost depreciation and valuation adjustments from net income. We consider FFO to be useful in evaluating potential property acquisitions and measuring operating performance. We further consider Core FFO and AFFO to be useful in determining funds available for payment of distributions. FFO, Core FFO and AFFO do not represent net income or cash flows from operations as defined by GAAP. You should not consider FFO, Core FFO and AFFO to be alternatives to net income as a reliable measure of our operating performance; nor should you consider FFO, Core FFO and AFFO to be alternatives to cash flows from operating, investing or financing activities (as defined by GAAP) as measures of liquidity.
FFO, Core FFO and AFFO do not measure whether cash flow is sufficient to fund all of our cash needs, including principal amortization, capital improvements and distributions to stockholders. FFO, Core FFO and AFFO do not represent cash flows from operating, investing or financing activities as defined by GAAP. Further, FFO, Core FFO and AFFO as disclosed by other REITs might not be comparable to our calculations of FFO, Core FFO and AFFO.

EBITDA, EBITDAre and Adjusted EBITDAre

We compute EBITDA as earnings before interest, income taxes and depreciation and amortization. In 2017, NAREIT issued a white paper recommending that companies that report EBITDA also report EBITDAre. We compute EBITDAre in accordance with the definition adopted by NAREIT. NAREIT defines EBITDAre as EBITDA (as defined above) excluding gains (or losses) from the sales of depreciable property and real estate impairment losses.
Adjusted EBITDAre is a non-GAAP financial measure defined as EBITDAre further adjusted to exclude straight-line rent, gains from forfeited earnest money deposits, non-recurring public company costs, representing consulting fees that we have incurred in preparing to become a public company and non-cash compensation expense.
We present EBITDA, EBITDAre and Adjusted EBITDAre as they are measures commonly used in our industry. We believe that these measures are useful to investors and analysts because they provide supplemental information concerning our operating performance, exclusive of certain non-cash items and other costs. We use EBITDA, EBITDAre and Adjusted EBITDAre as measures of our operating performance and not as measures of liquidity.
EBITDA, EBITDAre and Adjusted EBITDAre do not include all items of revenue and expense included in net income, they do not represent cash generated from operating activities and they are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Additionally, our computation of EBITDA, EBITDAre and Adjusted EBITDAre may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs.

NOI and Cash NOI

NOI and Cash NOI are non-GAAP financial measures which we use to assess our operating results. We compute NOI as net income (loss) (computed in accordance with GAAP), excluding general and administrative expenses, interest expense (or income), depreciation and amortization, gains (or losses) on sales of depreciable property, gain from forfeited earnest money deposits and real estate impairment losses. We further adjust NOI for non-cash revenue components of straight-line rent and amortization of lease intangibles to derive Cash NOI. We believe NOI and Cash NOI provide useful and relevant information because they reflect only those income and expense items that are incurred at the property level and present such items on an unlevered basis.
NOI and Cash NOI are not measurements of financial performance under GAAP, and our NOI and Cash NOI may not be comparable to similarly titled measures of other companies. You should not consider our NOI and Cash NOI as alternatives to net income or cash flows from operating activities determined in accordance with GAAP.

(1) These expenses represent a subset of Transaction Costs as presented on the Condensed Consolidated Statement of Operations and Comprehensive Loss.